Exhibit 10.1

AMENDMENT NUMBER FIVE

TO THE

WEST CORPORATION NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, West Corporation, a Delaware corporation (the “Company”), maintains the West Corporation Nonqualified Deferred Compensation Plan, as amended and restated effective as of March 27, 2013 and amended by Amendment Number One dated as of April 24, 2013, Amendment Number Two dated as of January 29, 2014, Amendment Number Three dated as of July 30, 2014 and Amendment Number Four dated as of January 26, 2017 (the “Plan”);

WHEREAS, pursuant to Article VIII of the Plan, the Company has the authority to amend the Plan;

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among Mount Olympus Holdings, Inc., Olympus Merger Sub, Inc. and the Company dated as of May 9, 2017, the Company has agreed to change the notional investment alternatives for Participants (as defined in the Plan) with respect to Employer Matching Contributions (as defined in the Plan); and

WHEREAS, the Compensation Committee, as Plan Administrator, has authorized an amendment of the Plan to memorialize the changes mandated by the Merger Agreement and approved by the Board of Directors effective May 9, 2017.

NOW, THEREFORE, the Plan is hereby amended, effective as of May 9, 2017, as follows:

1.The second sentence of Section 4.1 of the Plan shall be amended and restated in its entirety as follows:

“All Employer Matching Contributions shall be designated to be invested in Common Stock and shall remain hypothetically invested in Common Stock; provided, however, that all Employer Matching Contributions made on or after May 9, 2017 shall be made in notional cash, unless and until such amounts are notionally invested in percentages as may be elected by the Participant, in hypothetical investment options, the value of which shall track one or more Measurement Funds.”

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent effective as of June 22, 2017.

WEST CORPORATION

By:	/s/ Jan D. Madsen
Name:	Jan D. Madsen
Title:	Chief Financial Officer

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